Exhibit 10.8

Purchase Order

Seller: Dongguan AIVtech Co., Ltd.

Address: 78 WenQuan South Road, Shilong Town, Dongguan, China

Buyer: Guangdong Guanghong Export & Import Co., Ltd.

Address: Floor 1-2, DaYuan XinHua Building, 33 TianHe Road, Guangzhou, China

Pursuant to the Contract Law of the People’s Republic of China, the seller and the buyer mutually agree as follows:

Contract date:  December 11, 2010

Product:

13.3” LED TV
18.5” LED TV

Quantity:

15,000
5,000

Unit Price:

CNY 500
CNY 860

Delivery time: Subject to the agreed date

Other terms:

      a.   The seller shall be responsible for the quality of products.

      b. Should the seller fail to deliver products on time, the sell shall take all the responsibilities.

Seller	Buyer

Dongguan AIVtech Co., Ltd.	Guangdong Guanghong Export & Import Co., Ltd.

Date: December 11, 2010	Date: December 11, 2010